Exhibit 99.1

Jaguar Health Announces Adjournment of Annual Meeting of Stockholders Until Friday, September 3, 2021 and Encourages All Shareholders to Vote

Based on a preliminary review of votes cast, over 75% have voted in favor of Proposals 2, 3, 4 & 6

Meeting scheduled to reconvene September 3, 2021 at 8:30 AM Pacific Standard Time to provide time to reach quorum

San Francisco, CA (August 6, 2021): Jaguar Health, Inc. (Nasdaq: JAGX) ("Jaguar" or the "Company") today announced that it has adjourned its Annual Meeting of Stockholders held on May 13, 2021 (the “Annual Meeting”) for a fourth time due to a lack of quorum. The adjourned meeting will be held at 8:30 a.m. Pacific Standard Time/11:30 a.m. Eastern Standard Time on Friday, September 3, 2021 at the offices of the Company at 200 Pine Street, Suite 400, San Francisco, CA 94104. The record date for determining stockholders eligible to vote at the Annual Meeting will remain the close of business on April 12, 2021. Stockholders have thus far strongly supported the proposals.

No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

“We decided to adjourn our Annual Meeting again because we are now very close to reaching quorum – only an additional 0.84% of the Company’s eligible common stock outstanding needs to be voted to achieve quorum. We believe voting participation in shareholder meetings plays an important role in supporting shareholder value. Our ongoing attempt to obtain quorum has been extremely costly and distracting for the Company, and we greatly encourage all eligible stockholders who have not yet voted their shares – or provided voting instructions to their broker or other record holder – to do so as soon as possible so that Jaguar can obtain quorum and be able to conclude the Annual Meeting. Your participation is very important and very valued,” stated Lisa Conte, Jaguar's president and CEO.

Jaguar’s Board of Directors recommends a vote "FOR" the presented proposals. See below under ‘How to Vote’ for instructions on how to vote if you have not already voted, or if you would like to change your votes.

How to Vote

Stockholders of record as of the close of business on April 12, 2021 may vote by internet at http://www.voteproxy.com, or by telephone at 800-776-9437 (this voting phone number is operational 24x7), or by returning a properly executed proxy card. Stockholders who hold shares of Jaguar stock in street name may vote through their broker. Street name stockholders requiring assistance with voting their shares are encouraged to contact Jaguar’s proxy solicitation firm, Georgeson, at 866-821-0284, Monday to Friday from 9:00 AM – 11:00 PM US Eastern Standard Time, and Saturday from 12:00 PM-6:00 PM US Eastern Standard Time. Georgeson’s call center is not staffed on Sundays.

No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company's Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's website at www.sec.gov.

About Jaguar Health, Inc., Napo Pharmaceuticals, Inc. & Napo EU S.p.A.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance. Napo Pharmaceuticals’ wholly owned Italian subsidiary, Napo EU S.p.A., focuses on expanding crofelemer access in Europe and is the named target of Dragon SPAC S.p.A.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo Pharmaceuticals, visit www.napopharma.com. For more information about Napo EU, visit www.napoeu.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s expectation that the adjourned meeting will be held on September 3, 2021. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX